     As filed with the Securities and Exchange Commission on August 30, 2000
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              ___________________

                     DISCOVERY PARTNERS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   33-0655706
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)

                             9640 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)
                              ___________________

                     DISCOVERY PARTNERS INTERNATIONAL, INC.
                            2000 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)
                              ___________________

                             MR. RICCARDO PIGLIUCCI
                             CHIEF EXECUTIVE OFFICER
                     DISCOVERY PARTNERS INTERNATIONAL, INC.
                             9640 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (858) 455-8600
          (Telephone number, including area code, of agent for service)
                              ___________________

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                              Proposed            Proposed
         Title of                                              Maximum            Maximum
        Securities                         Amount             Offering            Aggregate                Amount of
           to be                           to be                Price             Offering               Registration
       Registered                      Registered(1)          per Share           Price(2)                    Fee
----------------------------------------------------------------------------------------------------------------------
2000 Stock Incentive Plan
Common Stock, $0.001 par value       3,300,000 shares         $19.375(2)        $63,937,500(2)            $16,879.50

----------------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan
Common Stock, $0.001 par value        250,000 shares          $19.375(2)        $ 4,843,750(2)            $ 1,278.75

----------------------------------------------------------------------------------------------------------------------

                                                                       Aggregate Registration Fee         $18,158.25


----------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2000 Stock Incentive Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of Registrant's Common Stock on August 25, 2000, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference

        Discovery Partners International, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-36638 on Form S-1, in which there is set forth the audited consolidated balance sheets for the Registrant as of December 31, 1998 and December 31, 1999 and the related audited consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1999;

        (b) The Registrant's Registration Statement No. 000-31141 on Form 8-A filed with the Commission on July 25, 2000 pursuant to
                Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

           Not Applicable.

Item 5. Interests of Named Experts and Counsel

           Certain attorneys of Brobeck, Phleger & Harrison LLP, the law firm opining as to the validity of the securities being registered hereunder, beneficially own, collectively, 2,875 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers

           The Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) any breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit. The limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

           The Registrant's certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties. The Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

           In addition to indemnification provided for in its certificate of incorporation and bylaws, the Registrant has entered into agreements to indemnify its directors and executive officers. The agreements, among other things, provide for indemnification of the Registrant's directors and executive officers for expenses specified in the agreements, including attorneys' fees, judgments, fines and settlement amounts incurred by the Registrant's directors or executive officers in any action or proceeding arising out of that person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other entity to which the person provides services at the Registrant's request. In addition, the Registrant maintains directors' and officers' insurance. The Registrant believes that all of the foregoing provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7.  Exemption from Registration Claimed

               Not Applicable.

Item 8.  Exhibits


Exhibit Number            Exhibit
--------------            -------
      4.1                 Instruments Defining the Rights of Stockholders.
                          Reference is made to Registrant's Registration
                          Statement No. 000-31141 on Form 8-A, together with the
                          exhibits thereto, which are incorporated herein by
                          reference pursuant to Item 3(b) to this Registration
                          Statement.

      5.1                 Opinion and Consent of Brobeck, Phleger & Harrison
                          LLP.

     23.1                 Consent of Ernst & Young, LLP, Independent Auditors.

     23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

     24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    *99.1                 2000 Stock Incentive Plan

    *99.2                 Employee Stock Purchase Plan.

----------------
* As incorporated by reference to Registrant's Registration Statement No. 333-36638, as amended, on Form S-1, filed with the Commission on May 5, 2000.

Item 9. Undertakings

           A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan or Employee Stock Purchase Plan.

           B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of August, 2000.


                                       DISCOVERY PARTNERS INTERNATIONAL, INC.


                                       By: /s/ JACK FITZPATRICK
                                          -------------------------------------
                                          Jack Fitzpatrick
                                          Chief Financial Officer



                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

        That each person whose signature appears below constitutes and appoints Riccardo Pigliucci, President, Chief Executive Officer, and Chairman of the Board, and Jack Fitzpatrick, Vice President of Finance and Administration, Chief Financial Officer and Secretary, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:



Signature                                           Title                                                     Date
---------                                           -----                                                     ----
/s/ RICCARDO PIGLIUCCI                              President, Chief Executive Officer                  August 28, 2000
---------------------------------------             and Chairman of the Board of Directors
Riccardo Pigliucci                                  (principal executive officer)

/s/ JACK FITZPATRICK                                Chief Financial Officer, Vice President of          August 28, 2000
---------------------------------------             Finance and Administration, and Secretary
Jack Fitzpatrick                                    (principal financial and accounting officer)

/s/ ANDREW E. SENYEI, M.D.
---------------------------------------             Director                                            August 28, 2000
Andrew E. Senyei, M.D.

/s/ DIETER HOEHN                                    Director                                            August 28, 2000
---------------------------------------
Dieter Hoehn

/s/ A. GRANT HEIDRICH, III                          Director                                            August 28, 2000
---------------------------------------
A. Grant Heidrich, III

---------------------------------------             Director                                            August __, 2000
Donald B. Milder

/s/ JOHN P. WALKER
---------------------------------------             Director                                            August 28, 2000
John P. Walker

/s/ ALAN J. LEWIS
---------------------------------------             Director                                            August 25, 2000
Alan J. Lewis

                                  EXHIBIT INDEX


Exhibit Number            Exhibit
--------------            -------
      4.1                 Instruments Defining the Rights of Stockholders.
                          Reference is made to Registrant's Registration
                          Statement No. 000-31141 on Form 8-A, together with the
                          exhibits thereto, which are incorporated herein by
                          reference pursuant to Item 3(b) to this Registration
                          Statement.

      5.1                 Opinion and Consent of Brobeck, Phleger & Harrison
                          LLP.

     23.1                 Consent of Ernst & Young LLP, Independent Auditors.

     23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

     24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    *99.1                 2000 Stock Incentive Plan

    *99.2                 Employee Stock Purchase Plan.

-----------------
* As incorporated by reference to Registrant's Registration Statement No. 333-36638, as amended, on Form S-1, filed with the Commission on May 5, 2000.